Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Linkage Global Inc of our report dated April 12, 2024, with respect to the consolidated financial statements of Linkage Global Inc as of September 30, 2023, appearing in Linkage Global Inc’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the Securities and Exchange Commission on January 30, 2026.

/s/ TPS Thayer, LLC
Sugar Land, Texas
April 28, 2026